UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 17, 2012

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0604593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600 Lisle, Illinois	60532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 824-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant.

On December 1, 2011, Sunoco, Inc. (“Sunoco”) announced that its Board of Directors had declared a special stock dividend of the 56,660,000 shares of common stock, par value $0.01 per share (the “Common Stock”), of SunCoke Energy, Inc. (the “Company”) owned by Sunoco to Sunoco stockholders of record as of the close of business on January 5, 2012 (the “Record Date”). The distribution of the special stock dividend (the “Distribution”) was made on January 17, 2012 (the “Distribution Date”). Sunoco stockholders received 0.53046456 of a share of the Company’s Common Stock for every share of common stock, par value $1.00 per share, of Sunoco held as of the close of business on the Record Date. No fractional shares of the Company’s Common Stock will be distributed. Instead, Sunoco will deliver cash in lieu of fractional shares to Sunoco stockholders entitled to receive less than one share of the Company’s Common Stock. Prior to the Distribution, Sunoco owned 80.9 percent of the Company’s Common Stock. Effective as of the Distribution Date, Sunoco is no longer a controlling stockholder of the Company and ceased to own any shares of the Company’s Common Stock.

Attached as Exhibit 99.1 to this Current Report on Form 8-K, and incorporated herein by reference, is a copy of the Company’s press release dated January 17, 2012 announcing completion of the Distribution.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit

99.1	Press Release dated January 17, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNCOKE ENERGY, INC.

By:	/s/ Denise R. Cade
Denise R. Cade
Senior Vice President, General Counsel and Corporate Secretary

Date: January 18, 2012

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press Release dated January 17, 2012.